Exhibit 10.2

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (the “Agreement”), dated as of April 14, 2026, is by and between: CENNTRO INC., a Nevada corporation with a principal office located at 33 Wood Avenue South, Suite 600, PMB #3572, Iselin, New Jersey (the “Borrower”), and ZHONGCHAI HOLDING (HONG KONG) LIMITED, a holding company formed under the laws of the Hong Kong Special Administrative Region with a principal office located at 11-F, Building #12, Sunking Plaza, Gaojiao Road Hangzhou, Zhejiang People’s Republic of China 31112 (the “Lender”). The Lender and the Borrower are sometimes referred to herein individually as a “party” and, collectively, as the “parties”.

A.	The Borrower and the Lender entered into that certain Loan Agreement dated as of April 15, 2025 (the “Loan Agreement”);

B.	In connection therewith, the Borrower issued that certain Promissory Note dated April 15, 2025 (the “Note”);

C.	The Note has a maturity date of April 14, 2026;

D.	As of the date hereof, the Borrower has repaid an aggregate principal and interest amount of $510,000, leaving an outstanding principal balance of $554,656.52 (the “Outstanding Principal”) under the Note;

E.	The parties wish to extend the Maturity Date of the Note solely with respect to the Outstanding Principal.

In consideration of the facts recited above and the mutual promises detailed below, the parties agree as follows:

1.	EXTENSION OF MATURITY

1.1 The parties hereby agree that the Maturity Date of the Note is extended from April 14, 2026 to October 14, 2026.

1.2 All references to the “Maturity Date” in the Loan Agreement and the Note shall be deemed to refer to October 14, 2026.

2.	INTEREST

During the extension period, interest shall accrue on the unpaid Principal Sum of the Promissory Note at a rate of 10% per annum computed on a basis of a 360-day year for the actual number of days elapsed. Interest shall be payable no later than the Extended Maturity Date.

3.	AFFIRMATION OF LOAN DOCUMENTS

3.1 Except as expressly amended hereby, the Loan Agreement and the Note shall remain in full force and effect.

3.2 The Borrower acknowledges and confirms its obligations under the Loan Agreement and the Note.

4.	MISCELLANEOUS

4.1 Amendments. This Agreement may be amended only in writing signed by the parties.

4.2 Governing Law. This Agreement shall be governed by the laws of the State of New York.

4.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4.4 Counterparts. This Agreement may be executed in counterparts.

4.5 The notice provisions set forth in the Note shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer as of the date set forth above.

LENDER:		BORROWER:

ZHONGCHAI HOLDING (HONG KONG) LIMITED		CENNTRO INC.

By:	/s/ Peter Wang Zuguang	By:	/s/ Ming He
Name:	Peter Wang Zuguang		Name:	Ming He
Title:	Director		Title:	Treasurer